EXHIBIT 8

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

Subsidiaries as at December 31, 2014

Our consolidated financial statements include the financial statements of PLDT and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2014 and 2013:

			Percentage of Ownership
	Place of		2014		2013
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Wireless
Smart:	Philippines	Cellular mobile services	100.0	—	100.0	—
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	—	100.0	—	100.00
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	—	100.0	—	100.00
I-Contacts Corporation	Philippines	Call center services	—	100.0	—	100.00
Smart e-Money, Inc., or SMI, (formerly Smarthub, Inc.)(a)	Philippines	Provide and market certain mobile payment services	—	100.0	—	100.00
Smart Money Holdings Corporation, or SMHC	Cayman Islands	Investment company	—	100.0	—	100.00
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	—	100.0	—	100.00
PH Communications Holdings Corporation	Philippines	Investment company	—	100.0	—	100.00
Francom Holdings, Inc.:	Philippines	Investment company	—	100.0	—	100.00
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Cellular mobile services	—	100.0	—	100.00
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group	British Virgin Islands	Content provider, mobile applications development and services	—	100.0	—	100.00
elnnovations Holdings Pte. Ltd. (formerly Smarthub Pte. Ltd., or SHPL)(b):	Singapore	Investment company	—	100.0	—	100.00
Takatack Pte. Ltd., or Takatack, (formerly SmartConnect Global Pte. Ltd.)(c)	Singapore	Development of leading enhanced data rates for GSM evolution, voice communications and information technology, or IT, based solutions	—	100.0	—	100.00
3rd Brand Pte. Ltd., or 3rd Brand	Singapore	Solutions and systems integration services	—	85.0	—	85.0
Voyager Innovations, Inc., or Voyager(d)	Philippines	Mobile applications development and services	—	100.0	—	100.00
Wifun, Inc., or Wifun(e)	Philippines	Software developer and selling of WiFi access equipment	—	87.0	—	—
Telesat, Inc.(f)	Philippines	Satellite communications services	100.0	—	100.0	—
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Cellular mobile services	—	99.6	—	99.6

Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	—	100.0	—
Smart-NTT Multimedia, Inc.(f)	Philippines	Data and network services	100.0	—	100.0	—
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	—	100.0	—
ePLDT, Inc., or ePLDT:	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	100.0	—	100.0	—

IP Converge Data Services, Inc., or IPCDSI, and Subsidiary, or IPCDSI Group(g)	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	—	100.0	—	100.0
iPlus Intelligent Network, Inc., or iPlus(h)	Philippines	Managed IT outsourcing	—	—	—	100.0
Curo Teknika, Inc., or Curo(i)	Philippines	Managed IT outsourcing	—	100.0	—	100.0
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group(j)	Philippines	Internet-based purchasing, IT consulting and professional services	—	99.8	—	99.2
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	—	67.0	—	67.0
netGames, Inc.(f)	Philippines	Gaming support services	—	57.5	—	57.5
Digitel:	Philippines	Telecommunications services	99.6	—	99.6	—
Digitel Capital Philippines Ltd., or DCPL(k)	British Virgin Islands	Telecommunications services	—	99.6	—	99.6
Digitel Information Technology Services, Inc.(l)	Philippines	Internet services	—	99.6	—	99.6
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	—	98.0	—
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	—	75.0	—
Pacific Global One Aviation Co., Inc., or PG1(m)	Philippines	Air transportation business	65.0	—	50.0	—
Pilipinas Global Network Limited, or PGNL, and Subsidiaries(n)	British Virgin Islands	Internal distributor of Filipino channels and content	64.6	—	60.0	—

Others
PLDT Global Investments Holdings, Inc., or PGIH, (formerly SPi Global Holdings, Inc.)(o)	Philippines	Investment company	100.0	—	100.0	—
PLDT Digital Investments Pte. Ltd., or PLDT Digital, and Subsidiary(p)	Singapore	Investment company	100.0	—	—	—
Mabuhay Investments Corporation, or MIC(f)	Philippines	Investment company	67.0	—	67.0	—
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	—	100.0	—	100.0
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	—	99.9	—	99.8

(a)	On July 12, 2013, the Philippine SEC approved the change in the business name of Smarthub, Inc. to Smart e-Money, Inc.
(b)	On February 24, 2015, the Accounting and Corporate Regulatory Authority of Singapore approved the change in the business name of SHPL to elnnovations Holdings Pte. Ltd.
(c)	On September 29, 2013, by a special resolution of the Board of Directors of SmartConnect Global Pte. Ltd., resolved to change its registered business name to Takatack Pte. Ltd.
(d)	On January 7, 2013, Voyager was registered with the Philippine SEC to provide mobile applications development and services.
(e)	On November 18, 2014, Smart acquired 86.96% equity interest in Wifun. See Note 14 – Business Combinations – Smart’s Acquisition of Wifun.
(f)	Ceased commercial operations.
(g)	On January 28, 2014, IPCDSI acquired 100% equity interest in Rack I.T. Data Center, Inc., or Rack IT. See Note 14 – Business Combinations – IPCDSI’s Acquisition of Rack IT.
(h)	On April 8, 2014, ePLDT sold its 100% stake in iPlus through management buyout for a consideration of Php42 million.
(i)	On October 30, 2013, Curo was incorporated to take-on the Outsourced IT Services as a result of the spin-off of iPlus.
(j)	In 2014, ePLDT acquired an additional 0.6% equity in AGS from its minority shareholders thereby increasing ePLDT’s ownership in AGS from 99.2% to 99.8%.
(k)	Liquidated in January 2013.
(l)	Corporate life shortened until June 2013.
(m)

On March 10, 2014, PLDT acquired an additional 37.5 million shares of PG1, thereby increasing its ownership from 50% to 65%. See Note 10 – Investments in Associates, Joint Ventures and Deposits – Investment in PG1 and Note 14 – Business Combinations – PLDT’s Additional Investment in PG1.

(n)

In September 2014, PLDT converted a receivable from PGNL amounting to US$5.5 million as additional investment and infused additional cash amounting to US$1.3 million thereby increasing its interest in PGNL from 60.0% to 64.6%.

(o)

On December 4, 2012, our Board of Directors authorized the sale of our Business Process Outsourcing, or BPO, segment, which was wholly-owned by PGIH. The sale was completed in April 2013. Consequently, as at December 31, 2013, the BPO segment was classified as discontinued operations and a disposal group held-for-sale. On June 3, 2013, the Philippine SEC approved the change in the business name of SPi Global Holdings, Inc. to PLDT Global Investments Holdings, Inc. See Note 3 – Management’s Use of Accounting Judgments, Estimates and Assumptions – Assets Classified as Held-for-Sale and Discontinued Operations.

(p)

On August 1, 2014, PLDT Digital was incorporated to be the holding company of PLDT Online Investments Pte. Ltd., or PLDT Online, an entity that holds investment in Rocket Internet AG, or Rocket. See Note 11 – Available-for-Sale Financial Investments – PLDT Online’s Investment in Rocket.